Exhibit 99.1

FORM OF PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
PAN AMERICAN GOLDFIELDS LTD.

The undersigned, a stockholder of Pan American Goldfields Ltd., a Delaware corporation (the “Company”), does hereby appoint Miguel Di Nanno as proxy with full power of substitution, in the name, place and stead of the undersigned, to vote at the Special Meeting of stockholders of the Company to be held at DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, on _______, ______, 2012, at _____, local time, and at any adjournments thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

The undersigned hereby instructs said proxies or their substitutes:

1.
Consider and vote upon a proposal, which we refer to as the “Reorganization Proposal,” approving the
Agreement and Plan of Reorganization, dated as of February 6, 2012, by and between Pan American Goldfields Ltd.,
Pan American Holdco Inc. and Pan American Operating Co Ltd.;

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

2.	To approve the 2012 Equity Incentive Plan; and
☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.
To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Special Meeting or any adjournments thereof.

(continued, and to be signed on reverse side)

THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2 AND, IF NECESSARY, PROPOSAL 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, PROPOSAL 2 AND, IF NECESSARY, PROPOSAL 3.

Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.

Dated:	,	2012

Signature(s)

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.